Exhibit 10.47

PERSONAL GUARANTY

This GUARANTY dated as of the 11th day of May, 2016 (this "Guaranty") made by Clipper Realty Inc., a Maryland corporation, with a principal place of business at 4611 12th Avenue, Suite 1L, Brooklyn, New York 11219 (“Guarantor”), to and in favor of New York Community Bank, a New York banking corporation, with a place of business at NYCB Plaza, 102 Duffy Avenue - 3rd Floor, Hicksville, New York 11801 ("Lender").

RECITALS:

A.           Borrower is the owner of 141 Livingston Street, Brooklyn, New York 11201, also known as Block: 154, Lot: 28 on the Tax Map of the City of New York, County of Kings (the “Mortgaged Property”) as more particularly described in the Security Instrument.

B.           Lender is, as of the date hereof, making a loan to Borrower in the original principal amount of $79,500,000.00. The said principal amount and all other amounts due, to come due or that may come due under the Loan Documents shall be referred to herein as the “Loan”. The Loan is evidenced by, among other things, that certain Mortgage Note dated as of the date hereof, executed Borrower and made payable to the order of Lender in the principal amount of the Loan (the “Note”).

C.           Repayment of the Loan is secured by, among other things, the Security Instrument of even date given by Borrower to Lender (the “Security Instrument” or “Mortgage”).

D.           As a condition to making the Loan to Borrower, Lender requires Guarantor to deliver this Guaranty.

AGREEMENTS:

NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

1.          Recitals. The recitals set forth above are true and correct and are part of this Guaranty.

2.          Defined Terms. The following terms have the following meanings:

“Borrower Obligations" means any and all present and future liabilities, duties and obligations of Borrower to Lender under any and all of the Loan Documents.

“Debt Service Reserve” means that certain cash sum on deposited by Borrower with Lender as more particularly set forth in a certain Debt Service Reserve Agreement between Borrower and Lender dated as of the date hereof.

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"Insolvency Laws" means the United States Bankruptcy Code, 11 U.S.C. § 101, et seq., together with any other federal or state law affecting debtor and creditor rights or relating to the bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding or any proceeding (civil or criminal) under which assets are subject to levy, attachment, sequestration, seizure, forfeiture or divestiture.

“Lease” means that certain lease from Borrower to the City of New York, acting through the Department of Citywide Administrative Services (the “City of New York”), dated December 17, 2015 demising space in the Mortgaged Property; and

“Loan Documents” means the Note, Security Instrument and each other document and agreement executed or delivered in connection with the Loan, the Note or the Security Instrument.

“Material Adverse Change” means either (a) a substantial change in the status of a Person’s assets, liabilities, financial condition or property which causes a substantial depreciation in such Person’s net worth or (b) any event or occurrence of whatever nature which does or is reasonably likely to have a substantial and negative effect on the ability of a Person to perform such Person’s obligations.

“Proceeding” means any of the following: (i) the commencement of a voluntary case under one or more of the Insolvency Laws by the Borrower or Guarantor; (ii) the acknowledgment in writing by the Borrower or Guarantor that it is unable to pay its debts generally as they mature; (iii) the making of a general assignment for the benefit of creditors by the Borrower or Guarantor; (iv) the commencement of a partition action or similar action or suit seeking the division of property and affecting the Borrower or Guarantor, or any part of the Property or the commencement of a proceeding seeking or effecting forfeiture or seizure; (v) an involuntary proceeding or case under one or more Insolvency Laws against the Borrower or Guarantor; or (vi) the appointment of a receiver, liquidator, custodian, sequestrator, trustee or other similar officer (other than at the request of Lender) who exercises control over all or any material part of the Property or Borrower or Guarantor; however, with respect to the sub-clauses “(v)” and “(vi)” of this paragraph, neither shall be considered to be a Proceeding provided that (A) such case, matter or proceeding is dismissed within 90 days after same is or has been commenced and (B) Borrower and/or Guarantor has not directed, consented to or colluded in the filing of such case, matter or proceeding.

“Termination Option” means the option to terminate given to the City of New York in the Lease pursuant to the terms and conditions contained in the Lease.

Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Loan Documents. Guarantor acknowledges that each Guarantor has received a copy of this Guaranty and the Note, Security Instrument and all other Loan Documents.

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3.           Guaranty.

(a)          During the term of the Loan, in the event the City of New York exercises its Termination Option under the Lease, Guarantor hereby guarantees to Lender and its successors, endorsees, transferees and assigns the prompt and complete payment, as and when due and payable (whether at stated maturity or by required prepayment, acceleration, demand or otherwise), of (1) $39,750,000.00 of the Borrower Obligations then existing or thereafter incurred, accruing or arising and (2) all fees, costs and expenses of enforcement of this Guaranty against Guarantor (the “Guaranty Amount”).

This Guaranty shall remain in full force and effect until the earlier to occur of:

(A)         Payment in full of the Borrower Obligations, or

(B)         The Mortgaged Property achieves a minimum actual DSCR (as defined in the Security Instrument) of 1.50:1.00 on a twelve (12) month trailing basis for the Loan, and not including the Debt Service Reserve, as determined solely by Lender (based on actual collected rents from bona-fide third party tenants in occupancy at the Mortgaged Property under arms-length written leases with market terms, delivered to Lender, past any rent free periods) (the “DSCR Determination”).

The Lender’s DSCR Determination will include the application of the then applicable interest rate under the Note for the Loan and an amortization factor based on thirty (30) year self liquidating loan on the entire Loan amount, and is subject to receipt from Borrower of (A) a current income and expense statement for the most recent twelve (12) month period, (B) a rent collections schedule for the most recent twelve (12) month period, and (C) a then current rent roll (reflecting the new tenants); (A), (B), and (C) must be submitted on the Property and each must to be certified as true and correct by an authorized officer or signatory of the Borrower. The Borrower shall be responsible for any costs and expenses incurred by Lender in the determination of the DSCR.

Guarantor hereby guarantees that the Guaranty Amount will be paid strictly in accordance with their terms.

(b)          Guarantor acknowledges that, notwithstanding any other provision of this Guaranty or any of the Loan Documents to the contrary (including any non-recourse provisions), the obligations of Guarantor under this Guaranty are irrevocable, unlimited, joint and several personal obligations of each and every Guarantor, whether or not secured by the Security Instrument or otherwise. Guarantor acknowledges that Lender would not make the Loan but for the personal liability undertaken hereunder by Guarantor. Guarantor hereby acknowledges that each Guarantor has received a substantial benefit from the Loan transaction giving rise to this Guaranty and valuable consideration.

4.          Payments. Any payment required by any Guarantor hereunder shall be made within ten (10) calendar days after written demand for such payment is made by Lender. All payments provided for hereunder shall be made to Lender at its offices in accordance with the Section below entitled "Notices" in lawful money of the United States of America, in immediately available funds, and must be made, and Guarantor hereby agrees to make all such payments, without defense, reservation, setoff, protest or counterclaim of any nature.

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5.          Type of Guaranty/Continuity of Guaranty/Reinstatement of Guaranty.

(a)          This Guaranty is absolute and unconditional. Guarantor is fully liable to perform a1l of its duties and obligations under this Guaranty as and when same may arise. This Guaranty is a continuing guaranty and applies to all Borrower Obligations. In addition, this Guaranty shall remain in full force and effect even if at any time there are no outstanding Borrower Obligations. This Guaranty is a guaranty of performance and of payment and not of collection. The obligations and liabilities of Guarantor under this Guaranty shall not be conditioned or contingent upon the pursuit by Lender of any other right or remedy, including (a) a right or remedy against (i) Borrower or any other Person (including any Guarantor) which may be or become liable in respect of all or any part of the Borrower Obligations or (ii) any assets securing the payment of the Borrower Obligations, (b) any other guarantee for the Borrower Obligations or (c) any right of setoff with respect to the Borrower Obligations.

(b)          Each Guarantor’s guarantee hereunder shall not be limited or impaired by any of the following, or by any failure of any Guarantor or any other guarantor or indemnitor to receive notice of or consideration for: (i) any payment under, any addition to, or any modification, extension, renewal, amendment (including an increase in principal), subordination, release or waiver of any obligation(s) under the Security Instrument, Note or any other Loan Document, (ii) any release of or addition to any collateral, (iii) any release of, modification to or addition to any obligations or obligors, (iv) the exercise of any enforcement remedies, including acceleration and foreclosure, by Lender, (v) any modification of this Guaranty with respect to any Guarantor or (vi) any Non-Recourse Provisions. At the time that any Guarantor becomes liable for any obligation under this Guaranty, interest shall thereafter accrue on each such obligation at the rate(s) of interest set forth in the Note (including at the Default Rate, if same has become applicable).

(c)          This Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any demand for payment of any of the Borrower Obligations made by Lender is rescinded by Lender or if at any time any payment, or any part thereof, of any of the Borrower Obligations are rescinded or must otherwise be returned by Lender for any reason, including upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Guarantor or Borrower, all as though such payment had not been made.

6.          Survival. Notwithstanding anything to the contrary contained in this Guaranty or in the Loan Documents, this Guaranty shall continue in full force and effect after the occurrence of a Foreclosure Event, any other conveyance of all or any part of the Mortgaged Property or of any interest (direct or indirect) in Borrower or the exercise by Lender of any of the remedies available under any of the Loan Documents, at Law, in equity or otherwise, with respect to any of the Borrower Obligations, whether incurred prior to or subsequent to such transfer or conveyance.

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7.          Event of Default. Each Guarantor agrees that a default of any obligation under this Guaranty shall be an Event of Default under the Loan Documents, including the Security Instrument, and, that in addition to any remedies specified in this Guaranty, Lender shall be entitled to exercise all of its rights and remedies under any Loan Document.

8.          Reporting Requirements. Guarantor shall provide immediate notice to Lender if (a) any material representation or material warranty included in this Guaranty would no longer be true if made on such date or (b) there is a Material Adverse Change regarding Guarantor. Guarantor shall furnish to Lender, or shall cause to be furnished to Lender, from time to time such information regarding Guarantor as Lender may request including any documentation or reports relating to any Guarantor which Borrower is required to furnish to Lender under any of the Loan Documents. From time to time, Lender may obtain, with respect to any Guarantor, reports from any of the credit reporting agencies and each Guarantor shall cooperate with Lender in the obtaining of any such reports and shall provide access to such Guarantor’s credit records maintained with each such credit reporting agency, if necessary.

9.          Representations. Guarantor represents and warrants to Lender that the execution, delivery and performance by Guarantor of this Guaranty do not and will not (a) violate any provision of any Law, (b) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement to which Guarantor is a party or by which Guarantor or its properties may be bound or affected, or (c) result in, or require, the creation or imposition of any lien upon or with respect to any of the properties now owned or hereafter acquired by Guarantor.

10.         Waiver of Notices. Guarantor hereby waives any and all notices including (1) notice of or proof of reliance by Lender upon this Guaranty or acceptance of this Guaranty, (2) notice of the incurrence of any Borrower Obligations or any modification thereof, including any renewal, extension, modification, consolidation, advance, increase, assumption, subordination, participation, assignment or accrual of any Borrower Obligations and (3) notice of any actions taken by Lender or Borrower or any other Person under any of the Loan Documents. Guarantor agrees to be fully bound by this Guaranty notwithstanding the occurrence of any of the foregoing.

11.         Other Waivers. Guarantor hereby waives and relinquishes:

(a)          any right or claim of right to cause a marshaling of any Guarantor’s assets or to cause Lender to proceed against any other Person or any of the security for the Indebtedness before proceeding under this Guaranty against any Guarantor;

(b)          the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding (including a Proceeding) brought against or by Lender;

(c)          presentment for payment, demand for payment, protest or notice of protest, notice of nonpayment, notice of failure to perform or observe, notice of other proof, notice of demand, notice of presentment, notice of dishonor under this Guaranty or any Loan Document, notice of acceptance hereof or notice of any action taken or omitted in reliance hereon;

(d)          all homestead exemption rights, if any, against the obligations hereunder and the benefits of any statute(s) of limitations;

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(e)          any limitation on the amount or type of damages, compensation or benefits payable by or for any Guarantor under workers’ compensation acts, disability benefit acts or other employee benefit acts;

(f)          any defense based upon (i) illegality, lack of validity or enforceability of any of the Loan Documents, (ii) partial payment of the Indebtedness, (iii) any non-perfection of any security interest, (iv) any act or omission of Lender in connection with the enforcement of, or the exercise of rights and remedies, including any election of, or the order of exercising any, rights and remedies, with respect to the Indebtedness, any Claim against any Guarantor or any other guarantor or any assets securing the payment of the Indebtedness or the manner or order of application of any funds received by Lender (from whatever source received) to the Indebtedness or any other obligations owed to Lender, (v) the incapacity, lack of authority, death or disability of any Guarantor or any other Person and any Guarantor’s failure to execute this Guaranty or any other guaranty or indemnity, (vi) the revocation or repudiation of this Guaranty or any of the Loan Documents by any Person including by any Guarantor, (vii) the failure of Lender to file or enforce a claim against the estate (either in administration or any other proceeding (including a Proceeding)) of any other Guarantor or any other Person, (viii) the failure of Lender to disclose to any Guarantor any information relating to any Guarantor, any Person or the Mortgaged Property or (ix) any sale or Transfer of all or any part of the Mortgaged Property or of any interest (direct or indirect) in Borrower;

(g)          any Law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;

(h)          Lender's election, in any Proceeding, of the application of section 1111(b) (2) of the United Stated Bankruptcy Code or any successor statute; any borrowing or any grant of a security interest under section 364 of the United States Bankruptcy Code;

(i)          the existence or lack of existence of (A) any rights of subrogation which Guarantor may have against any Person or (B) any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including any claim that such subrogation rights were abrogated by any acts of Lender.

Notwithstanding anything to the contrary contained herein, Guarantor hereby agrees to postpone, until the Indebtedness shall have been paid in full, the exercise of any and all subrogation rights with respect to (a) any collateral securing the Indebtedness, (b) Borrower and/or (c) any owners (direct or indirect) of Borrower or its or their affiliates. If any amount shall nevertheless be paid to Guarantor on account of such subrogation or contribution rights at any time, such amount shall be held in trust for the benefit of Lender, shall be segregated from the other funds of Guarantor and shall forthwith be paid over to Lender to be credited and applied in whole or in part by Lender against the obligations due hereunder and/or under the Loan Documents.

In the event that either (i) Guarantor files a Proceeding or (ii) consents to any Proceeding, Guarantor will be deemed in default under this Guaranty and further hereby agrees that Lender's interests, including Lender’s interest in the Mortgaged Property, will not be adequately protected and that Lender upon request, shall be entitled to immediate ex parte relief (without notice to Guarantor or any other interested Persons) from the automatic stay under Section 362(d)(1) of the United States

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Bankruptcy Code and that Guarantor will not object to or in any other manner seek to forestall the grant of such relief to Lender.

12.         No Modification Without Writing / Entire Agreement / Rights Cumulative. This Guaranty may only be modified in a writing executed and delivered by Lender. This Guaranty constitutes the entire agreement of Guarantor for the benefit of Lender and supersedes any prior agreements with respect to the subject matter hereof. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which Lender has at Law or in equity, under any Loan Document or any other agreement. Each provision of this Guaranty shall be interpreted so as to be effective and valid under applicable Law, but if any provision of this Guaranty shall in any respect be ineffective or invalid under such Law, such ineffectiveness or invalidity shall not affect the remainder of such provision or the remaining provisions of this Guaranty. Lender shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies under this Guaranty or otherwise. A waiver by Lender of any right or remedy hereunder on any one occasion, shall not be construed as a ban or waiver of any such right or remedy which Lender would have had 011 any future occasion, nor shall Lender be liable for exercising or failing to exercise any such right or remedy.

13.         Governing Law. This Guaranty shall be governed by and construed in accordance with the Law of the state in which the Mortgaged Property is located.

14.         Jurisdiction. Guarantor hereby irrevocably submits to the jurisdiction of any federal or state court sitting in the county in which the Mortgaged Property is located over any action or proceeding (including a Proceeding) arising out of or related to this Guaranty or any other Loan Document and agrees with Lender that personal jurisdiction over Guarantor rests with such courts for purposes of any action on or related to this Guaranty or any other Loan Document. Guarantor irrevocably consents to service, jurisdiction and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise. Each Guarantor hereby waives personal service by manual delivery and agrees that service of process may be made by means of notice given accordance with the Section of this Guaranty entitled “Notices”, and that upon the giving of such notice in accordance with said Section, such service will be effective as if such Guarantor had been personally served by in hand, personal delivery.

15.         Successors and Assigns. No Guarantor may transfer or assign any of any Guarantor’s rights or obligations under this Guaranty without the prior written consent of Lender. This Guaranty shall be continuing, irrevocable and shall and does bind the estate of each Guarantor and each Guarantor’s heirs, trustees, personal representatives, successors and assigns as to all Borrower Obligations arising or incurred both before and after the death or incapacity of any Guarantor, whether or not Lender receives notice of such death or incapacity. This Guaranty shall inure to the benefit of Lender and its successors, transferees and assigns. Lender may assign or otherwise transfer all or a portion of its rights or obligations hereunder to any other party to whom the Loan is transferred, and such other party shall then become vested with all the benefits in respect hereof. Guarantor agrees that Lender can provide information regarding Guarantor to any prospective or actual successor, transferee or assignee.

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16.         Joint and Several Liability. If more than one Person executes this Guaranty as Guarantor, the obligations and liabilities of such Persons shall be, and are, joint and several.

17.         Construction.

(a)          The captions and headings of the sections of this Guaranty and the title of this instrument are for convenience only and shall be disregarded in construing this Guaranty.

(b)          Use of the singular in this Guaranty includes the plural and use of the plural includes the singular; the use of any form of gender includes the masculine, feminine and neuter.

(c)          As used in this Guaranty, the term “including” means “including, but not limited to” or “including, without limitation”; "or" is not exclusive.

(d)          Unless otherwise expressly provided in this Guaranty, if Lender’s approval is required for any matter hereunder or if Lender’s designation, determination, selection, estimate, action or decision is required, permitted or contemplated hereunder, such approval may be granted or withheld, and such designation, determination, selection, estimate, action or decision shall be made, in Lender’s sole and absolute discretion.

(e)          A reference in this Guaranty to an agreement, instrument or document includes any present or future modification(s) of such agreement, instrument or document, to the extent and provided that such modification(s) is/are permitted by such agreement, instrument or document and is/are permitted under the Loan Documents.

18.         Notices.

Notice to any party shall be made in writing, and shall be served by (a) personal delivery to the recipient, (b) United States Postal Service-first class mail (postage prepaid), (c) United States Postal Service-certified mail-retum receipt requested (postage prepaid) or (d) reliable overnight public express mail service that keeps a record of its deliveries (for next business day delivery), and sent to the addresses set forth below:

If to Borrower:

141 Livingston Owner LLC

4611 12th Avenue, Suite 1L

Brooklyn, New York 11219

Attn: David Bistricer

If to Guarantor:

Clipper Realty Inc.

4611 12th Avenue, Suite 1L

Brooklyn, New York 11219

Attn: David Bistricer

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With a copy to:

Josh Graff, Esq.

Sukenik, Segal & Graff, P.C.

450 Seventh Avenue, 42nd Floor

New York, N.Y. 10123

If to Lender:

New York Community Bank

NYCB Plaza, 102 Duffy Avenue - 3rd Floor

Hicksville, New York 11801

Loan Servicing – LN # 110686537

or such other address as may hereafter be furnished to the other party by like notice.

Any such notice shall be deemed to have been given (a), if by personal delivery, on the day of delivery, (b), if sent via United States Postal Service, on the fifth day following posting of same with a United States Post Office and (c), if sent by overnight public express mail, on the next business day.

19.         Setoff. Guarantor agrees that, in addition to, and without limiting, any right of setoff, banker’s lien or counterclaim Lender may otherwise have, and notwithstanding the existence of any Non-Recourse Provisions, Lender shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of any Guarantor, at any of the offices of Lender, in U.S. Dollars or any other currency, against any amount due and payable by any Guarantor to Lender under this Guaranty which is not paid when due.

20.         Subordination. Guarantor will not until the Loan has been paid in full (1) make any demand for payment of, or take any action to accelerate, any obligation owed to Guarantor by Borrower, (2) seek to collect payment of, or enforce any right or remedies against Borrower, any of the obligations owed to Guarantor by Borrower or any guarantees, credit supports, collateral or other security related to or supporting any of such obligations, or (3) commence, or join with any other creditor in commencing, any Proceeding against Borrower. Guarantor also agrees that the payment of all obligations of Borrower to Guarantor shall be subordinate and junior in time and right of payment in accordance with the terms of this Section to the prior payment in full (in cash) of the Borrower Obligations. In furtherance of such subordination, (1) to the extent possible, Guarantor will not take or receive from Borrower any payments, in cash or any other property, by setoff or any other means, of any or all of the obligations owed to Guarantor by Borrower, or purchase, redeem, or otherwise acquire any of such obligations, or change the terms or provisions of any such obligations and (2) if for any reason and under any circumstance Guarantor receives a payment on such obligation, whether in a Proceeding or otherwise, all such payments or distributions upon or with respect to such obligations shall be received in trust for the benefit of Lender, shall be segregated from other funds and property held by Guarantor and shall be forthwith paid over to Lender in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to, or held as collateral (in the case of securities or other non-cash property) for, the payment or prepayment of the Borrower Obligations. Notwithstanding the foregoing provisions of this Section, prior to the occurrence of an Event of Default under any of the Loan Documents, distribution(s) in the ordinary course of business by Borrower to a Guarantor pursuant to a written ownership agreement in existence and disclosed to Lender prior to the date hereof shall not be prohibited provided that any such distribution or series of distributions shall not cause Borrower to be in violation of any financial covenants, if any, in any of the Loan Documents.

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21.         Duplicate Originals. This Guaranty may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. The failure of any party hereto to execute this Guaranty, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder. A copy of this Guaranty bearing a facsimile or photocopied signature or a signature transmitted by email, scan or other digital or electronic means shall have the same force and effect as one with an original ink signature of the Guarantor.

22.         RPAPL Sec. 1371.

Guarantor hereby (a) waives, to the fullest extent permitted by Law, any benefits or protections of Real Property Actions and Proceedings Law section 1371 (3) of the State of New York and any other similar provision of Law and (b) agrees that any right of Lender to collect hereunder shall be in addition to any right of Lender to obtain a deficiency judgment against Borrower.

23.         WAIVER OF TRIAL BY JURY.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR AND LENDER (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH GUARANTOR AND LENDER, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

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IN WITNESS WHEREOF, each of the below signing Guarantors has duly executed and delivered this Guaranty to Lender as of the date of this Guaranty first above written.

Clipper Realty Inc., a Maryland corporation

By:	/s/ David Bistricer
Name:	David Bistricer
Title:	President

State of New York	)

: ss.:

County of New York	)

On the 11th day of May, 2016, before me, the undersigned, personally appeared David Bistricer, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signatures on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Mark Faham
Notary Public

MARK FAHAM
Notary Public, State of NewYork
No. 01FA6101480
Qualified In Kings County
Commission Expires November 17, 2019

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